Exhibit 99.2

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE-MONTH PERIOD ENDED

SEPTEMBER 30, 2025

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

UNAUDITED

September 30, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$74,250,064
Receivables, net	72,846,063
Inventories	36,254,152
Other current assets	1,518,945

Total current assets	184,869,224

NON-CURRENT ASSETS:
Property, plant and equipment, net	118,699,785
Operating lease right-of-use assets, net	4,109,003
Goodwill	7,125,152
Intangible assets, net	15,909,483
Other non-current assets	180,533

Total non-current assets	146,023,956

Total assets	$330,893,180

LIABILITIES AND MEMBER’S EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$13,747,077
Other current liabilities	6,147,042
Operating lease liabilities, current	313,625
Finance lease liabilities, current	47,919
Long-term debt, current	3,700,000

Total current liabilities	23,955,663

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	3,907,439
Finance lease liabilities, non-current	33,586
Other non-current liabilities	342,003
Long-term debt, net of current maturities	233,388,662

Total non-current liabilities	237,671,690

Total liabilities	261,627,353

MEMBER’S EQUITY
Total member’s equity	69,265,827

Total liabilities and member’s equity	$330,893,180

See Notes to the Consolidated Financial Statements (Unaudited)

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2025

UNAUDITED

September 30, 2025
Net sales	$327,035,654
Cost of sales	184,504,367

Gross profit on sales	142,531,287

Operating expenses:
Selling, general & administrative expenses	23,509,025
Depreciation & amortization	1,596,147

Total operating expenses	25,105,172

Net operating income	117,426,115

Other income (loss):
Interest expense	(17,395,585)
Other income, net	289,157

Total other loss, net	(17,106,428)

Net income	$100,319,687

See Notes to the Consolidated Financial Statements (Unaudited)

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

UNAUDITED

Total Member’s Equity
Balance, December 31, 2024	$18,485,108
Share-based compensation expense	2,163,722
Net income	100,319,687
Distributions	(51,702,690)

Balance, September 30, 2025	$69,265,827

See Notes to the Consolidated Financial Statements (Unaudited)

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2025

UNAUDITED

September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$100,319,687

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization expense	10,761,282
Gain on disposal of property, plant and equipment	(43,870)
Amortization of debt discount and issuance costs	1,560,929
Share-based compensation expense	2,163,722
Recoveries for expected credit losses	—
Changes in:
Accounts receivable	(20,822,225)
Inventories	(6,437,974)
Accounts payable	3,231,707
Other current assets / liabilities	(432,177)
Other changes in long-term assets / liabilities	(80,560)

Total adjustments	(10,099,167)

Net cash provided by operating activities	90,220,521

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of property and equipment	45,152
Acquisition of property and equipment	(14,896,819)

Net cash used in investing activities	(14,851,667)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	(20,000,000)
Principal payment of financing leases	(37,944)
Distributions paid	(51,702,692)

Net cash used in by financing activities	(71,740,636)

Net increase in cash and cash equivalents	3,628,218
Cash and cash equivalents at beginning of period	70,621,846

Cash and cash equivalents at end of period	$74,250,064

SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$(17,159,795)

See Notes to the Consolidated Financial Statements (Unaudited)

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

NOTE 1: Nature of Operations

The primary business of Foley Products Company, LLC (the “Company”), headquartered in Newnan, Georgia, is the manufacture and sale of concrete pipe and precast products in the United States.

NOTE 2: Summary of Significant Accounting Policies

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its sole subsidiary Spartan Concrete, Inc.

Use of Estimates – The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) which requires management to make estimates that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management estimates, judgments, and assumptions are continually evaluated based on available information and experience; however, actual amounts could differ from those estimates. Estimates are used for, but not limited to, useful lives of property and equipment, commitments and contingencies, valuation and impairment of goodwill and intangibles, sales returns and allowances, and inventory valuation.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand and amounts on deposit with banks. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value Measurements – The guidance for fair value measurements establishes the authoritative definition for fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are either directly or indirectly observable.

Level 3: Unobservable inputs developed using the Company’s estimates and assumptions which reflect those that market participants would use.

Accounts Receivable – Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. The Company determines its allowance for expected credit losses by considering a number of factors including the length of time trade accounts receivable are past due, application of the specific identification method, the customer’s current ability to pay its obligation to the Company, the Company’s previous loss history, and the condition of the industry and general economy as a whole.

Concentration of Credit Risk – The Company sells concrete products to customers primarily operating in the construction industry and located in the United States. The Company’s credit losses are provided for in the financial statements and have consistently been within management’s expectations. Other financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. Such amounts may exceed federally insured limits. The Company reduces credit risk by depositing its cash with major credit worthy financial institutions within the United States. To date, the Company has not experienced any losses on its cash deposits. As of September 30, 2025 no one customer held a concentration in total receivables or revenues.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

Inventories – Inventories are stated at the lower of cost or net realizable value, with cost being determined by the first-in, first-out method.

Property, plant, and equipment – Property, plant and equipment are stated at cost, or fair market value if acquired through acquisition. Major renewals and betterments are charged to the property accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to operations. The Company follows the policy of providing for depreciation by charging against income amounts sufficient to amortize the cost of property and equipment over their estimated useful lives. Depreciation is computed on the straight-line method principally as follows: 15-40 years for land improvements, buildings and improvements and 3-20 years for equipment.

Construction in progress is recorded at cost, and includes site development costs, development costs, and acquisition costs of the property under construction.

Acquisitions – The Company allocates the cost of an acquired business to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The Company generally allocates the purchase price based on either the income or the market approach, utilizing prices and other relevant information generated primarily by recent market transactions involving similar or comparable assets or liabilities, as well as historical experience. Any remaining cost in excess of the identifiable tangible and intangible net assets acquired is recorded as goodwill.

Goodwill and Intangible Assets – Goodwill and indefinite-lived intangible assets are tested for impairment annually as of the last day of the Company’s fourth quarter (the “annual impairment test date”), and between annual tests whenever events or circumstances indicate that the carrying value of a reporting unit, including goodwill, or of an indefinite-lived intangible asset exceeds its fair value. Goodwill is tested at the reporting unit level, which represents an operating segment or one level below an operating segment. When evaluating goodwill and other indefinite-lived intangible assets for impairment, the Company may first assess qualitative factors in determining whether it is more likely than not that the respective fair value is less than its carrying amount. The qualitative evaluation is an assessment of multiple factors, including the current operating environment, historical and future financial performance and industry and market considerations. The Company may elect to bypass this qualitative assessment for some or all of its reporting units or other indefinite-lived intangible assets and perform a quantitative test, based on management’s judgment. If the Company chooses to bypass the qualitative assessment, it performs a quantitative test by comparing the fair value of the reporting units or indefinite-lived intangible assets to their respective carrying amounts and records an impairment charge if the carrying amount exceeds the fair value; however, the loss recognized, if any, will not exceed the total amount of the intangible asset or the goodwill allocated to a reporting unit.

Long Lived Assets – The Company evaluates the carrying value of property, plant and equipment and finite-lived intangible assets whenever a change in circumstances indicates that the net carrying value may not be recoverable from the entity-specific undiscounted future cash flows expected to result from our use of and eventual disposition of a long-lived asset or asset group. Events or circumstances that could trigger an impairment review of a long-lived asset or asset group include, but are not limited to: (i) a significant decrease in the market price of the asset, (ii) a significant adverse change in the extent or manner that the asset is used or in its physical condition, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of the asset, (iv) an accumulation of costs significantly in excess of original expectation for the acquisition or construction of the asset, (v) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast of continuing losses associated with the use of the asset and (vi) a more-likely-than-not expectation that the asset will be sold or disposed of significantly before the end of its previously estimated useful life. If an impairment exists, the net carrying values are reduced to fair values.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

For the period ended September 30, 2025 there were no events or circumstances that triggered an impairment review.

Sales Revenues – The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenue is recognized in accordance with a five-step revenue model, as follows:

(i)	identify the contract with the customer.

(ii)	identify the performance obligations in the contract.

(iii)	determine the transaction price.

(iv)	allocate the transaction price to the performance obligations.

(v)	recognize revenue when the entity satisfies each performance obligation.

The Company recognizes revenues when the requisite performance obligation has been met, that is, when the Company transfers control of its products to customers, which depending on the terms of the underlying contract, is generally upon delivery. The Company’s contracts are short-term in nature, generally not exceeding 12 months, with payment terms varying by the type and location of products or services offered; however, the period between invoicing and when payment is due is not significant.

Sales Taxes – Taxes imposed on sales by the states in which the Company operates are offset against sales, and the net amount is reported in revenue.

Shipping and Handling Costs – The Company recognized shipping and handling costs of $31,056,502 which is recorded in cost of sales in the statement of income for the nine-month period ended September 30, 2025.

Advertising – Advertising costs are expensed as incurred. The Company recognized $5,530 of advertising costs in the statement of income for the nine-month period ended September 30, 2025.

Share-Based Compensation – The Company accounts for share-based compensation under ASC 718, Stock Compensation (“ASC 718”). ASC 718 addresses the accounting for transactions in which an entity obtains services in share-based payment transactions and requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company ratably expenses, over the vesting period, the fair value of the award at the date of grant. Please see further discussion in Note 12.

Derivatives – The Company’s derivative financial instruments are accounted for under the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). In accordance with ASC 815, the Company measures all derivatives at fair value and recognizes them in the consolidated balance sheet as an asset or liability, depending on the Company’s rights or obligations under the applicable derivative contract.

As further described in Note 8, on the date the derivative instrument was entered into, the Company did not designate the derivative as a hedge. Changes in the fair value of a derivative that is not designated as a hedge are recorded in Interest Expense.

Income Taxes – The Company qualifies as a disregarded entity for federal and state income tax purposes. Therefore, no provision for current or deferred income taxes has been included in the accompanying consolidated financial statements since each member’s share of income or loss is reported on their respective income tax returns.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

US GAAP requires management to evaluate positions taken by the Company and recognize a tax liability if the Company has taken an uncertain tax position that more likely than not would not be sustained upon examination by the Internal Revenue Service or state or local taxing authorities. Management has analyzed the tax positions taken by the Company and has concluded that as of September 30, 2025 there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions.

Leases – Leases are recognized under ASC 842, Leases (“ASC 842”). The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All leases greater than 12 months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Please see further discussion in Note 10.

NOTE 3: Receivables, Net

Components of receivables, net are as follows:

September 30, 2025
Trade receivables	$73,213,999
Other receivables	32,064

Total receivables	73,246,063
Less: Allowance for expected credit losses	(400,000)

Receivables, net	$72,846,063

NOTE 4: Inventories

Components of inventories are as follows:

September 30, 2025
Finished products	$19,906,187
Purchased products for resale	2,082,982
Raw materials	14,264,983

Inventories	$36,254,152

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

NOTE 5: Property, Plant and Equipment, Net

Components of property, plant and equipment are as follows:

September 30, 2025
Land and land improvements	$47,981,623
Buildings and improvements	43,504,875
Equipment	105,895,981
Construction-in-progress	11,735,027
Financing lease right-of-use assets	5,465,624

Total property, plant and equipment	214,583,130
Less: accumulated depreciation & amortization	(95,883,345)

Net property, plant and equipment	$118,699,785

For the nine-month period ended September 30, 2025 the Company recognized depreciation expense related to property, plant and equipment of $9,165,136. For the nine-month period ended September 30, 2025 $9,165,136 of depreciation expense is recorded in cost of sales with the remainder recorded in depreciation & amortization in the statement of income.

NOTE 6: Intangible assets, net

Components of intangible assets, net are as follows:

September 30, 2025	Useful life (yrs)	Gross asset	Accumulated amortization	Net
StormPrism™	15	$3,584,392	$(477,919)	$3,106,473
Customer relationships	10	18,892,352	(6,089,342)	12,803,010

Total		$22,476,744	$(6,567,261)	$15,909,483

On September 21, 2023, the Company acquired from Pre-con Products the entire worldwide rights, title, and interest in and to the covered intellectual property of StormPrism™ with related patents and trademarks. StormPrism™ is an innovative underground stormwater storage system. It provides a way to store large volumes of captured stormwater underground in a more efficient and safe manner than other products in the market. The intangible assets acquired are valued based on a $3,000,000 upfront payment and the net present value of annual $100,000 future payments through 2030. The net present value of payments due in 2025 of $96,370 are recorded under other current liabilities, and the net present value of payments due in 2026 to 2030 of $342,003 are recorded under other non-current liabilities.

For the nine-month period ended September 30, 2025, and 2024, the Company recognized amortization expense related to intangible assets of $1,596,146 in the statement of income.

Future expected amortization of intangible assets as of September 30, 2025, is as follows:

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

2025 (Remainder)	$532,048
2026	2,128,194
2027	2,128,194
2028	2,128,194
2029	2,128,194
Thereafter	6,864,659

Total	$15,909,483

NOTE 7: Related-Party Transactions

Fees of $1,143,421 were paid to The Concrete Company (“TCC”) by the Company during the nine-month period ended September 30, 2025 which represents the management services utilized by the Company and provided by TCC under a management services agreement.

The Company carries out transactions with TCC and various entities under common control of TCC in the normal course of business. During the nine-month period ended September 30, 2025 the Company made payments for purchases of inventories and services from affiliates under common control of $427,797.

NOTE 8: Long-Term Debt

Long-term debt is summarized as follows:

September 30, 2025
Term loan	$243,852,688
Less:
Current maturities	(3,700,000)
Unamortized debt discount and issuance costs	(6,764,026)

Long-term debt, net of current maturities	$233,388,662

On December 29, 2021, the Company entered into a term loan (the “Term Loan”) with a bank, collateralized with certain assets. The Term Loan requires quarterly principal payments of $925,000 and monthly interest-only payments at 4.90% plus the Secured Overnight Financing Rate (SOFR) (4.30% at September 30, 2025). The Term Loan matures on December 29, 2028.

On October 9, 2024, the Company entered into an interest rate cap agreement with a notional amount of $100,000,000 of Term Loan debt which limits SOFR to 4.00%. The termination date is December 31, 2026. For the nine-month period ended September 30, 2025, the Company did not record any mark-to-market adjustments as they were immaterial.

The effective interest rates at September 30, 2025 was 9.20%.

On December 29, 2021, the Company also entered into a $35 million revolving credit facility agreement with a bank (the “Revolver”), which carries interest at 4.90% plus SOFR and is payable quarterly once incurred. The full amount of the Revolver was available for use as of September 30, 2025, and 2024. The Company pays a commitment fee of 0.5% on the unused portion of the Revolver. Interest is payable quarterly as incurred. The Revolver is secured by the assets of the Company and matures December 29, 2026.

The Term Loan and the Revolver agreements are subject to certain financial covenants, and as of September 30, 2025, the Company was in compliance with those covenants.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

Maturities of long-term debt are as follows:

2025 (Remainder)	$925,000
2026	3,700,000
2027	3,700,000
2028	235,527,688

Total	$243,852,688

Debt discount and issuance costs consists of:

September 30, 2025
Debt discount and issuance costs	$14,557,225
Less: Accumulated amortization	(7,793,199)

Unamortized debt discount and issuance costs, net	$6,764,026

NOTE 9: Commitments and Contingencies

The Company is subject to various claims and lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the consolidated financial statements of the Company.

NOTE 10: Leases

Leases are categorized at their commencement date, which is the date the Company takes possession or control of the underlying asset, and it determines if an arrangement is a lease at inception of the contract, as either financing or operating. The Company has both operating and finance leases for buildings, land, and equipment.

Lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. Many of the lease agreements contain renewal or termination clauses that are factored into the determination of the lease term if it is reasonably certain that these options would be exercised.

The following table presents supplemental balance sheet information related to leases:

Operating Leases	September 30, 2025
Right-of-use asset – operating	$4,109,003
Current operating lease liabilities	313,625
Noncurrent operating lease liabilities	3,907,441

Total operating lease liabilities	$4,221,066

Financing Leases	September 30, 2025
Right-of-use asset – financing	$5,465,624
Right-of-use asset – accumulated amortization	(2,295,897)

Total right-of-use asset – financing	3,169,727

Current financing lease liabilities	47,919
Non-current financing lease liabilities	33,586

Total financing lease liabilities	$81,505

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

The following table presents the weighted average remaining lease term and discount rate:

Operating Leases	September 30, 2025
Weighted average remaining lease term (years)	15.2
Weighted average discount rate	3.1%

Financing Leases	September 30, 2025
Weighted average remaining lease term (years)	27.8
Weighted average discount rate	4.2%

The Company recognized lease costs in the statement of income for the nine-month period ended September 30, 2025 as follows:

Operating Lease Costs	September 30, 2025
Operating lease costs	$328,097

Financing Lease Costs	September 30, 2025
Amortization	$411,078
Interest on lease liabilities	$3,037

The following table presents future undiscounted lease payments for the Company’s operating and finance lease liabilities as of September 30, 2025:

	Operating Leases	Financing Leases
2025 (remainder)	$108,703	$13,250
2026	441,844	46,171
2027	446,960	20,673
2028	348,994	4,598
2029	340,068	—
Thereafter	3,718,538	—

Total future lease payments	$5,405,107	$84,692

Less: imputed interest	(1,184,041)	(3,187)

Present value of right-of-use lease liabilities	$4,221,066	$81,505

The following table presents supplemental cash flow and other information related to leases for the nine-month period ended:

Operating Leases	September 30, 2025
Cash flows from operating activities:
Operating leases - noncash lease expense	$259,033
Operating leases - change in lease liabilities	$(246,625)

Financing Leases	September 30, 2025
Cash flows from operating activities:
Financing leases - amortization of right-of- use asset	$411,078
Cash flows from financing activities:
Principal payments on financing leases	$(37,944)

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD

ENDED SEPTEMBER 30, 2025

UNAUDITED

Non Cash Disclosures	September 30, 2025
Right-of-use assets obtained in exchange for new operating lease liabilities	$372,572

NOTE 11: Employee Benefit Plan

The Company’s 401(k) retirement plan covering substantially all of its employees. Employees are fully vested in Company contributions after 3 years of service. The Company matches 50% of employee contributions each plan year up to a maximum of 8%. Approximately $684,000 was expensed for the Company’s contributions during the nine-month period ended September 30, 2025 and is included in general and administrative expenses in the accompanying statement of income.

NOTE 12: Member’s Equity

The Company is solely owned by FPC HoldCo, LLC (“FPCH”), which was set up on December 28, 2021, as the Company’s sole Member. The membership interests of FPCH are divided into three classes of units denominated as common, preferred, and incentive units as defined in FPCH’s operating agreement (“Common Members”, “Preferred Members”, “Incentive Members”, respectively). Common and preferred units represent a voting equity interest in FPCH. Incentive units are non-voting.

Certain members of management are included in a profits interest program of FPCH and awarded incentive units. 50% of the units vest over a five-year period. The other 50% vest upon a change in control. The Company previously determined that the fair value of the units awarded prior to 2023 and the related compensation expense is immaterial.

Certain members of management who joined in 2023 were awarded incentive units. For most of the units, 75% vest over a five-year period and the other 25% vest upon a change in control. The Company has estimated the fair value of those units on a non-marketable, minority interest basis using Level II inputs. For the nine-month period ended September 30, 2025 the Company recognized share-based compensation expense related to these awards of $2,163, in the statement of income.

Earnings are distributed as determined by the Board of Directors, as defined by and pursuant to the Company’s operating agreement.

NOTE 13: Subsequent Events

The Company has evaluated all transactions that may qualify for subsequent event disclosure through February 11, 2026, which is the date the consolidated financial statements are available to be issued.

The Company announced on October 16, 2025 that it entered into a definitive agreement to be acquired by Commercial Metals Company (“CMC”). The transaction closed on December 15, 2025 for $1.84 billion, subject to customary adjustments. The Company’s term loan was paid off as part of the transaction and the line of credit was terminated.

No other significant subsequent events have been identified that would require adjustment of or disclosure in the accompanying consolidated financial statements.